Exhibit 99.1

Codexis Reports Fourth Quarter and Fiscal Year 2020 Financial Results

Strong Product Revenue Momentum in Second Half of 2020 Drives Company’s Seventh Consecutive Year of YOY Revenue Growth

Full Year Product Gross Margin Exceeds 50% for the First Time in Company’s History

Company Guides to 2021 Total Revenues of $82-85M, Product Revenues of $36-39M

REDWOOD CITY Calif., February 25, 2021 — Codexis, Inc. (Nasdaq:CDXS), a leading enzyme engineering company, today announced financial results for the fourth quarter and fiscal year ended December 31, 2020 and provided a business update.

“Codexis delivered strong results in 2020, despite the Company’s R&D operations being impacted by the pandemic for more than a quarter of the year. Our momentum in the second half of 2020 sets us up for robust revenue growth and product margins in 2021,” said John Nicols, Codexis President and CEO.

“CodeEvolver®, our enzyme engineering platform, is constantly accelerating in its ability to design and commercialize novel, high performance enzymes that enable the promise of synthetic biology into the real world. As we continue expanding into new markets such as life science tools, biotherapeutics, and food and industrial applications, Codexis is poised for strong growth across multiple dimensions: we are expanding R&D to increase our new product discovery capacity and to pursue more self-funded programs; we are advancing our pipeline of projects, with a growing number of processes designed with Codexis enzymes nearing commercialization; and we are expanding the applications for our enzymes in opportunities that are faster to launch and have higher potential peak revenue. I am excited by the nearly limitless possibilities for enzymes as a product class; we have only scratched the surface of how Codexis enzymes can make a difference for the health of people and the planet.”

Key Performance Indicators

•Full year product gross margin climbed to 54.5% for the fiscal year 2020, the highest in the Company’s history, due to a growing proportion of higher margin products.

•In the Sustainable Manufacturing market, Codexis had 15 customers who contributed a quarterly average of $100,000 or more in revenue in 2020, compared with 13 in 2019, advancing the Company’s strategy to diversify its customer base. Codexis’ pipeline of customer programs continued to progress, with 19 programs in Phase 2 or Phase 3 development, nearly tripled from four years ago.

•In the Life Science Tools market, Codexis advanced three enzymes to commercial-readiness in 2020: EvoT4™ DNA ligase, Codex® HiFi DNA polymerase, and Codex® HiCap RNA polymerase. In 2020, Codexis established several significant strategic collaborations in its Life Science Tools business, including with Alphazyme for the production and co-marketing of enzymes for life science applications, and with Molecular Assemblies to enable the disruptive commercial potential of enzymatic DNA synthesis.

•In the Biotherapeutics market, the Company’s pipeline expanded to 12 programs in 2020. Pre-clinical development for CDX-7108, partnered with Nestlé Health Sciences for an undisclosed GI disorder, advanced toward its first clinical trial, which we expect to initiate in 2021. Codexis added its second key partnership agreement in its Biotherapeutics business, a multi-program strategic collaboration and license agreement with Takeda Pharmaceutical for the research and development of novel gene therapies for rare genetic disorders.

Recent Corporate Highlights

•Earlier this month, Codexis announced the expansion of its operations into a new 36,000 square foot facility in San Carlos, CA. This facility will provide space for additional research and development laboratories, as well as office space and is expected to be ready for occupancy in the fourth quarter of 2021, accommodating approximately 90 employees.

•In February, Codexis announced the appointment of Esther Martinborough, Ph.D. to its board of directors. Dr. Martinborough brings over two decades of drug discovery, research and development expertise to support the Company’s growth.

•In January, Codexis announced an expansion of its partnership with Tate and Lyle, a leading global provider of food ingredients and solutions, to enhance the production of two of Tate and Lyle’s newest sweeteners, DOLCIA PRIMA® Allulose and TASTEVA® M Stevia Sweetener.

•In December 2020, Codexis completed a public follow-on offering of 4,928,572 shares of its common stock, at a public offering price of $17.50 per share, resulting in aggregate net cash proceeds from the sale of the shares, after deducting underwriting discounts and offering expenses, of $80.8 million.

•In November 2020, Codexis and Casdin Capital announced the launch of SynBio Innovation Accelerator collaboration, which is intended to fund and nurture early-stage synthetic and industrial biotechnology companies. The first investment was in Arzeda Corp., a computational protein design company.

Fiscal Year 2020 Financial Highlights

•Total revenues for fiscal 2020 were $69.1 million, an increase of 1% from $68.5 million in fiscal 2019. Product revenues for fiscal 2020 were $30.2 million compared to $29.5 million in fiscal 2019; the increase was driven by higher sales of branded pharmaceutical products. R&D revenues were $38.8 million in fiscal 2020 compared to $39.0 million in fiscal 2019. Takeda contributed significant R&D revenues during the year; however, this was offset by lower revenues from Novartis, Nestlé Health Science, GlaxoSmithKline, and Merck.

•Product gross margin for fiscal 2020 was 54.5%, compared to 46.9% in fiscal 2019. The increase was driven by an increase of higher margin products in the sales mix.

•R&D expenses for fiscal 2020 were $44.2 million, compared to $33.9 million in fiscal 2019. The increase in R&D expenses was driven by higher preclinical and regulatory costs, compensation, and allocable expenses, partially offset by lower costs for lab supplies and consultants.

Page | 2

•Selling, General & Administrative expenses for fiscal 2020 were $35.0 million, compared to $31.5 million in fiscal 2019. The increase in SG&A expense was the result of higher expenses for compensation, consultants, facilities, and legal, partially offset by lower costs for allocable expenses and travel.

•The net loss for fiscal 2020 was $24.0 million, or $0.40 per share, compared to $11.9 million, or $0.21 per share, for fiscal 2019. As of December 31, 2020, Codexis had $149.1 million in cash and cash equivalents, the highest cash balance in the Company’s history.

Fourth Quarter 2020 Financial Highlights

•Total revenues for the fourth quarter 2020 were $21.0 million, an increase of 12.8% from $18.7 million in the fourth quarter 2019. Product revenues for the fourth quarter 2020 were $12.2 million compared to $4.9 million in fourth quarter 2019; the increase was the result of higher sales of branded pharmaceutical products. R&D revenues were $8.8 million compared to $13.8 million last year; the decrease was primarily driven by lower revenue from Novartis, partially offset by the contribution from Takeda.

•Product gross margin for the fourth quarter 2020 was 52.0% compared to 30.2% in the fourth quarter 2019. The increase was driven by increased sales of higher margin products.

•R&D expenses for the fourth quarter 2020 were $10.4 million compared to $8.9 million in the fourth quarter 2019. The increase was driven by higher compensation expenses and higher costs for outside services, partially offset by lower preclinical and regulatory expenses.

•Selling, General & Administrative expenses for the fourth quarter 2020 were $8.7 million, compared to $7.3 million in the fourth quarter 2019. The increase was the result of higher expenses for compensation, recruiting, consultants, and facilities, partially offset by lower allocable expenses.

•The net loss for the fourth quarter 2020 was $3.9 million, or $0.06 per share, compared to $0.6 million, or $0.01 per share, for the fourth quarter 2019.

2021 Guidance

Codexis is introducing financial guidance for 2021, as follows:

•Total revenues are expected to be in the range of $82 million to $85 million
•Product revenues are expected to be in the range of $36 million to $39 million
•Gross margin on product revenue is expected to be 54% to 58%.

Conference Call and Webcast

Codexis will hold a conference call and webcast today beginning at 4:30 p.m. ET. A live webcast and slide presentation to accompany the conference call will be available on the Investor section of Company website. The conference call dial-in numbers are 877-705-2976 for domestic callers and 201-689-8798 for international callers, and the passcode is 13716352.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-660-6853 for domestic callers or 201-612-7415 for international callers. Please use the passcode 13716352 to access the recording. A webcast replay will be available on
Page | 3

the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.

About Codexis

Codexis is a leading enzyme engineering company that applies its proprietary CodeEvolver® technology to develop proteins for a variety of applications, including as biocatalysts for the commercial manufacture of pharmaceuticals, fine chemicals and industrial enzymes, and enzymes as biotherapeutics and for use in molecular diagnostics. Codexis’ proven technology enables improvements in protein performance, meeting customer needs for rapid, cost-effective and sustainable manufacturing in multiple commercial-scale implementations of biocatalytic processes.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Codexis, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause Codexis’ future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, its guidance on 2021 total revenue, product revenue and gross margin on product revenue; its expectations regarding strong growth across multiple dimensions, including its ability to increase new product discovery capacity, to pursue more self-funded programs, to advance its pipeline of projects, including processes that are nearing commercialization, and to expand applications for its enzymes in opportunities that are faster to launch and have higher potential peak revenue; and its expectations for the growth of enzymes as a product class. Codexis undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Codexis’ business in general, please refer to Codexis’ prospectus supplement to be filed with the SEC, including the documents incorporated by reference therein, which include Codexis’ Annual Report on Form 10-K filed with the SEC on February 28, 2020, Codexis’ Quarterly Report on Form 10-Q filed with the SEC on November 6, 2020, and Codexis’ other periodic reports filed with the SEC.

Investor Relations Contact:
Argot Partners
Stephanie Marks/Natallia Clancy
(212) 600-1902
Codexis@argotpartners.com

Financial Tables to Follow
Page | 4

Codexis, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(In Thousands, Except Per Share Amounts)

	Three months ended December 31,		Year ended December 31,
	2020	2019	2020	2019
Revenues:
Product revenue	$12,215	$4,877	$30,220	$29,465
Research and development revenue	8,819	13,773	38,836	38,993
Total revenues	21,034	18,650	69,056	68,458
Costs and operating expenses:
Cost of product revenue	5,860	3,402	13,742	15,632
Research and development	10,355	8,872	44,185	33,873
Selling, general and administrative	8,741	7,322	35,049	31,502
Total costs and operating expenses	24,956	19,596	92,976	81,007
Loss from operations	(3,922)	(946)	(23,920)	(12,549)
Interest income	43	356	405	1,287
Other expenses, net	(33)	(40)	(156)	(656)
Loss before income taxes	(3,912)	(630)	(23,671)	(11,918)
Provision for income taxes	8	5	339	17
Net loss	$(3,920)	$(635)	$(24,010)	$(11,935)

Net loss per share, basic and diluted	$(0.06)	$(0.01)	$(0.40)	$(0.21)
Weighted average common stock shares used in computing net loss per share, basic and diluted	60,483	58,620	59,360	56,525

Page | 5

Codexis, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(In Thousands)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$149,117	$90,498
Restricted cash, current	638	661
Investment in non-marketable debt security	1,000	—
Financial assets:
Accounts receivable	13,894	9,063
Contract assets	4,526	1,027
Unbilled receivables	10,942	10,099
Total financial assets	29,362	20,189
Less: allowances	(74)	(34)
Total financial assets, net	29,288	20,155
Inventories	964	371
Prepaid expenses and other current assets	3,416	2,520
Total current assets	184,423	114,205
Restricted cash	1,062	1,062
Investment in non-marketable equity securities	1,450	—
Right-of-use assets - Operating leases, net	21,382	23,837
Right-of-use assets - Finance leases, net	119	268
Property and equipment, net	9,675	6,282
Goodwill	3,241	3,241
Other non-current assets	294	178
Total assets	$221,646	$149,073
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,970	$2,621
Accrued compensation	7,288	5,003
Other accrued liabilities	10,272	6,540
Current portion of lease obligations - Operating leases	2,627	1,107
Current portion of lease obligations - Finance leases	—	60
Deferred revenue	1,824	57
Total current liabilities	24,981	15,388
Deferred revenue, net of current portion	2,967	1,987
Long-term lease obligations, Operating leases	22,324	24,951
Other long-term liabilities	1,271	1,230
Total liabilities	51,543	43,556
Stockholders’ equity:
Common stock	6	6
Additional paid-in capital	536,516	447,920
Accumulated deficit	(366,419)	(342,409)
Total stockholders’ equity	170,103	105,517
Total liabilities and stockholders’ equity	$221,646	$149,073

Page | 6

Codexis, Inc.
Segmented Information
(unaudited)
(In Thousands)

	Three months ended December 31, 2020			Three months ended December 31, 2019
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$12,215	$—	$12,215	$4,877	$—	$4,877
Research and development revenue	4,507	4,312	8,819	12,179	1,594	13,773
Total revenues	16,722	4,312	21,034	17,056	1,594	18,650
Costs and operating expenses:
Cost of product revenue	5,860	—	5,860	3,402	—	3,402
Research and development(1)	4,958	4,946	9,904	4,491	4,026	8,517
Selling, general and administrative(1)	2,202	626	2,828	1,963	454	2,417
Total segment costs and operating expenses	13,020	5,572	18,592	9,856	4,480	14,336
Income (loss) from operations	$3,702	$(1,260)	2,442	$7,200	$(2,886)	4,314
Corporate costs (2)			(5,781)			(4,439)
Depreciation and amortization			(573)			(505)
Loss before income taxes			$(3,912)			$(630)

(1) Research and development expenses and Selling, general and administrative expenses exclude depreciation and amortization of finance leases.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other income and expenses.

Page | 7

Codexis, Inc.
Segmented Information
(unaudited)
(In Thousands)

	Year ended December 31, 2020			Year ended December 31, 2019
	Performance Enzymes	Novel Biotherapeutics	Total	Performance Enzymes	Novel Biotherapeutics	Total
Revenues:
Product revenue	$30,220	$—	$30,220	$29,465	$—	$29,465
Research and development revenue	17,886	20,950	38,836	28,691	10,302	38,993
Total revenues	48,106	20,950	69,056	58,156	10,302	68,458
Costs and operating expenses:
Cost of product revenue	13,742	—	13,742	15,632	—	15,632
Research and development(1)	20,923	21,705	42,628	19,380	13,278	32,658
Selling, general and administrative(1)	9,597	2,355	11,952	8,462	2,222	10,684
Total segment costs and operating expenses	44,262	24,060	68,322	43,474	15,500	58,974
Income (loss) from operations	$3,844	$(3,110)	734	$14,682	$(5,198)	9,484
Corporate costs (2)			(22,306)			(19,624)
Depreciation and amortization			(2,099)			(1,778)
Loss before income taxes			$(23,671)			$(11,918)

(1) Research and development expenses and Selling, general and administrative expenses exclude depreciation and amortization of finance leases.
(2) Corporate costs include unallocated selling, general and administrative expense, interest income, and other income and expenses.

###
Page | 8